Exhibit 99.1

TRIBUNE PUBLISHING REPORTS FIRST QUARTER 2020 RESULTS

Digital content revenues and subscribers increase more than 30% year-over-year

CHICAGO, June 5, 2020 (GLOBE NEWSWIRE) - Tribune Publishing Company (NASDAQ: TPCO) today announced financial results for the first quarter ended March 29, 2020.

First Quarter 2020 Highlights:
•Total revenues were $216.5 million, down from $244.5 million in the first quarter of 2019
•Loss from operations was $62.0 million, substantially due to non-cash impairment charges of $51.0 million, compared to a loss of $7.4 million in the first quarter of 2019
•Adjusted EBITDA was $13.3 million, a decrease of $8.0 million compared to the first quarter of 2019
•Digital-only subscribers increased 30.7% to 370,000 at the end of the first quarter 2020, up from 283,000 at the end of the first quarter 2019, and related revenue was up 42.4% compared to the first quarter of 2019

Terry Jimenez, Tribune Publishing Chief Executive Officer and President, said: “We began 2020 with a sharp focus on growing our digital-only subscriber base and managing costs to offset secular revenue declines. The onset of the COVID-19 pandemic in the first quarter required us to accelerate these efforts in order to manage the impact of the economic slowdown on our advertising partners and thereby our business. We have continued to see strong growth in digital-only subscribers which increased 30.7% year-over-year as of the end of the first quarter and continue to grow rapidly as we progress through second quarter. We have taken extensive and aggressive steps to mitigate the economic impact of COVID-19 including modification of manufacturing and distribution processes, reducing and freezing spending, eliminating incentive and discretionary bonuses and delaying non-essential repairs and maintenance along with difficult decisions that resulted in the elimination of positions, salary reductions and employee furloughs. While we are not on the other side of the pandemic, I am very appreciative of our team's ability to move with agility to navigate through the pandemic's storm.”

“We recognize that coming out of the pandemic, the Company must accelerate its digital footprint and position itself as a smaller, more nimble operation in order to sustain itself for the long term. Accordingly, we have and are aggressively flattening our management organization, reducing our real estate footprint and eliminating our fixed cost infrastructure. We believe the combination of these restructuring activities, cost saving measures, preserving our strong balance sheet and the reopening of businesses will favorably position the Company's short and long-term financial future. While we have withdrawn full year guidance given the lack of visibility on the timing and the size for the economic recovery, we still believe we will generate positive cash flow for 2020 and we have provided guidance for Q2, 2020.”

First Quarter 2020 Results
First quarter 2020 total revenues were $216.5 million, down $28.0 million or 11.5% compared to $244.5 million for the first quarter 2019. Advertising revenues decreased 20.6%, or $20.0 million, in the three months ended March 29, 2020, compared to the same period for 2019, due to decreases in all revenue categories. Circulation revenues decreased 3.1%, or $2.9 million, in the three months ended March 29, 2020, compared to the same period for 2019. Home delivery decreased $4.4 million and single copy decreased $1.1 million. These decreases were partially offset by an increase of $2.6 million in digital subscription revenue as customers seeking information on the pandemic turn to digital delivery.

First quarter 2020 total operating expenses were $278.5 million, which includes an impairment charge of $51.0 million driven by COVID-19 and restructuring of real estate. This is an increase of 10.6% compared to $251.9 million for the first quarter of 2019. Excluding the impairment charge, operating expenses decreased $24.4M or 9.7% and reflect the Company's ongoing disciplined cost management.

Net loss from operations was $44.0 million in the first quarter of 2020, compared to a loss of $4.7 million in the first quarter of 2019.

Adjusted EBITDA was $13.3 million in the first quarter of 2020, beating our previous guidance of $12.0-$13.0 million.

For the quarter ended March 29, 2020, capital expenditures totaled $3.5 million. Cash balance at March 29, 2020, was $48.8 million, which does not include $37.3 million of restricted cash reflected in long-term assets.

Segment Results
The Company assesses its operating segments in accordance with ASC Topic 280, “Segment Reporting.” In the three months ended March 29, 2020, the Company realigned its operations, combining the print and digital operations of its media groups together under the leadership of its new Chief Executive Officer. The desegregation of the digital business has triggered an evaluation of the Company’s operating and reportable segments and the Company has determined that the financial statements should reflect one reportable segment. Prior to the first quarter of fiscal 2020, Tribune was managed by its chief operating decision maker as two segments, segment M and segment X. The prior periods have been restated to reflect the change in reportable segments.

2020 Outlook
The Company is not providing full year 2020 guidance at this time.

For the second quarter of 2020, the Company expects total revenues of $172.0 million to $175.0 million and Adjusted EBITDA of $10.5 million to $12.0 million.

Conference Call Details
Tribune Publishing will host a conference call to discuss the Company’s first quarter 2020 results at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Friday, June 5, 2020. The conference call may be accessed via Tribune Publishing’s Investor Relations website at investor.tribpub.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 1045919. An archived version of the webcast will also be available for one year on the Tribune Publishing website. You can also access this replay via telephone, until June 12, 2020, by dialing 855.859.2056 (404.537.3406 for international callers) and entering conference ID 1045919.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) available to Tribune common stockholders, and Adjusted Diluted EPS are not measures presented in accordance with United States generally accepted accounting principles (U.S. GAAP) and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) available to Tribune common stockholders, and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) available to Tribune common stockholders, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) available to Tribune common stockholders and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include, without limitation, the effect of the novel coronavirus ("COVID-19") and related governmental and economic responses, changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; our ability to develop and grow our online businesses; changes in newsprint price and availability; our ability to maintain data security and comply with privacy-related laws; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interest may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For specific risks related to the COVID-19 pandemic refer to "Additional Risk Factors" in the Company's Form 8-K filed on May 8, 2020. For more information about these and other risks see Item 1A (Risk Factors) of the

Company’s most recent Annual Report on Form 10-K and in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward looking. Whether or not any such forward-looking statements, in fact occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing Company (NASDAQ: TPCO) is a media company rooted in award-winning journalism. Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida's Sun Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant. In addition to award-winning local media businesses, Tribune Publishing operates Tribune Content Agency and is the majority owner of the product review website BestReviews. Our vision is to engage, inspire and empower our communities every day.

Investor Relations Contact:
Amy Bullis
Tribune Publishing Investor Relations
312.222.2102
abullis@chicagotribune.com

Media Contact:
Max Reinsdorf
Tribune Publishing Media Relations
847.867.6294
mreinsdorf@tribpub.com
Source: Tribune Publishing

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Exhibits:
Consolidated Statements of Loss
Consolidated Condensed Balance Sheets
Non-GAAP Reconciliations - Loss from Operations to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Operating Expenses
Non-GAAP Reconciliations - Net loss attributable to Tribune common stockholders to Adjusted Income (Loss) available to Tribune common stockholders and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED STATEMENTS OF LOSS
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three months ended
	March 29, 2020	March 31, 2019

Operating revenues	$216,485	$244,525

Operating expenses	278,530	251,927

Loss from operations	(62,045)	(7,402)

Interest income (expense), net	(30)	220
Loss on equity investments, net	—	(487)
Other income, net	387	73
Loss from operations before income taxes	(61,688)	(7,596)
Income tax benefit	(17,682)	(2,882)
Net loss	(44,006)	(4,714)
Less: Income (loss) attributable to noncontrolling interest	1,330	(39)
Net loss attributable to Tribune common stockholders	$(45,336)	$(4,675)

Net loss available to Tribune common stockholders, per common share:
Basic	$(1.26)	$(0.13)
Diluted	$(1.26)	$(0.13)

Weighted average shares outstanding:
Basic	36,294	35,628
Diluted	36,294	35,628

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	March 29, 2020	December 29, 2019
Assets
Current assets
Cash	$48,791	$60,963
Accounts receivable, net	94,265	112,754
Inventories	4,796	4,820
Prepaid expenses and other current assets	23,909	15,114
Total current assets	171,761	193,651
Property, plant and equipment, net	94,901	123,913
Other assets
Goodwill	115,197	117,675
Intangible assets, net	60,347	69,165
Software, net	20,500	20,736
Lease right-of-use asset	76,895	99,480
Restricted cash	37,290	37,290
Other long-term assets	26,839	20,368
Total other assets	337,068	364,714
Total assets	$603,730	$682,278

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$37,544	$46,482
Employee compensation and benefits	31,151	36,305
Deferred revenue	41,178	42,773
Current portion of long-term lease liability	25,546	25,380
Current portion of long-term debt	6,911	105
Other current liabilities	22,444	24,317
Total current liabilities	164,774	175,362
Non-current liabilities
Long term lease liability	92,748	98,847
Workers’ compensation, general liability and auto insurance payable	23,881	24,192
Pension and postretirement benefits payable	19,457	20,338
Deferred revenue	2,387	2,504
Long-term debt	55	6,857
Other obligations	9,576	5,851
Total non-current liabilities	148,104	158,589
Noncontrolling interest	—	63,501
Stockholders’ equity
Total stockholders’ equity	290,852	284,826
Total liabilities and stockholders’ equity	603,730	682,278

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Loss from Operations to Adjusted EBITDA:

	Three months ended
	Mar 29, 2020	Mar 31, 2019	% Change
Net loss	$(44,006)	$(4,714)	*
Income tax benefit from operations	(17,682)	(2,882)	*
Interest income (expense), net	30	(220)	*
Loss on equity investments, net	—	487	*
Other income, net	(387)	(73)	*
Loss from operations	(62,045)	(7,402)	*
Depreciation and amortization	9,473	12,084	(21.6)%
Impairment	51,049	—	*
Restructuring and transaction costs (1)	13,221	10,870	21.6%
Stock based compensation	1,592	5,737	(72.3)%
Adjusted EBITDA from operations	$13,290	$21,289	(37.6)%
* Represents positive or negative change in excess of 100%
(1) - Restructuring and transaction costs include costs related to Tribune’s internal restructuring, such as severance, charges associated with vacated space and costs related to completed and potential acquisitions.
Adjusted EBITDA
Adjusted EBITDA is a financial measure that is not calculated in accordance with U.S. GAAP. Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback, impairment, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company was subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.
The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Operating Expenses
Adjusted operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation. Management believes that adjusted operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

	Three months ended March 29, 2020			Three months ended March 31, 2019
	GAAP	Adjustments	Adjusted Expenses	GAAP	Adjustments	Adjusted Expenses

Compensation	$96,828	$(18,501)	$78,327	$97,709	$(13,327)	$84,382
Newsprint and ink	10,720	—	10,720	16,103	—	16,103
Outside services	75,042	(1,356)	73,686	83,813	(3,119)	80,694
Other operating expenses	35,418	5,044	40,462	42,218	(161)	42,057
Depreciation and amortization	9,473	(9,473)	—	12,084	(12,084)	—
Impairment	51,049	(51,049)	—	—	—	—

Total operating expenses	$278,530	$(75,335)	$203,195	$251,927	$(28,691)	$223,236

Reconciliation of Net loss attributable to Tribune common stockholders to Adjusted Income (Loss) available to Tribune common stockholders and Adjusted Diluted EPS:
Adjusted Income (Loss) available to Tribune common stockholders is defined as income (loss) available to Tribune common stockholders - GAAP excluding the adjustments for restructuring and transaction costs, net of the impact of income taxes.
Net loss attributable to Tribune common stockholders - GAAP consists of Net loss per the Consolidated Statements of Loss, less Income (loss) attributable to noncontrolling interests and the noncontrolling interest carrying value adjustment as set forth in the Earnings Per Share calculation in the Company's Form 10-Q.
Adjusted Diluted EPS computes Adjusted Income (Loss) available to Tribune common stockholders divided by diluted weighted average shares outstanding.
Management believes Adjusted Income (Loss) available to Tribune common stockholders and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

	Three months ended
	March 29, 2020		March 31, 2019
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net loss attributable to Tribune common stockholders - GAAP	$(45,658)	$(1.26)	$(4,675)	$(0.13)
Adjustments to operating expenses, net of 27.8% tax
Restructuring and transaction costs	9,546	0.26	7,848	0.22
Adjusted income (loss) attributable to Tribune common stockholders - Non-GAAP	$(36,112)	$(0.99)	$3,173	$0.09